Exhibit 5.1

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901
Fort Lauderdale, Florida 33301-2068
(954) 880-9484

March 26, 2020

Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, Arkansas 72211

Ladies and Gentlemen:

We have acted as securities counsel for Inuvo, Inc., a Nevada corporation (the "Company"), in connection with the issuance of 3,115,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"). The Shares are included in a Registration Statement on Form S-3 (File No. 333-220317) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on September 8, 2017, a base prospectus, dated September 8, 2017, included in the Registration Statement at the time it originally became effective (the "Base Prospectus"), and a prospectus supplement, dated March 26, 2020 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the "Prospectus"). The Shares are being sold pursuant to Subscription Agreements between the Company and the purchasers (the "Subscription Agreements"). The form of Subscription Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement and the Prospectus; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Subscription Agreements; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating

to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated March 26, 2020, as filed with the Commission on March 26, 2020, which is incorporated by reference in the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

PEARLMAN LAW GROUP LLP